Exhibit 99.1

NEWS from Carrington
FOR IMMEDIATE RELEASE
For Information Contact:
Carlton E. Turner, Chief Executive Officer
(972) 518-1300

CARRINGTON LABORATORIES, INC.
ADJOURNS SPECIAL MEETING OF SHAREHOLDERS

IRVING, TEXAS --- July 19, 2007 --- Carrington Laboratories, Inc. (NASDAQ: CARN) today announced that the special meeting of shareholders has been adjourned to August 3, 2007, at 4:30 p.m. local time, at the Las Colinas Country Club, 4900 North O'Connor Boulevard, Irving, Texas 75062. The Company has heard from a number of shareholders who have not yet received the proxy forms necessary to vote at this special meeting. Therefore, the meeting was adjourned to enable all shareholders to obtain, review and vote their proxy.

At the special meeting, shareholders will consider and vote upon proposals (i) to amend its Restated Articles of Incorporation to increase the authorized number of shares of the Company's common stock from 30,000,000 shares to 50,000,000 shares and (ii) to approve the potential issuance of common stock, exceeding 19.99% of the number of shares outstanding on April 25, 2007, upon (a) the conversion of senior secured convertible debentures and the exercise of warrants issued in a private placement financing and (b) the exercise of warrants issued in connection with such private placement financing. The polls will remain open during the adjournment, and the record date for shareholders entitled to vote at the Special Meeting remains June 4, 2007.

Valid proxies submitted by Carrington shareholders prior to the July 19, 2007, meeting will continue to be valid for purposes of the reconvened meeting. As more fully described in the proxy statement, Carrington shareholders are entitled to change their votes or revoke their proxies at any time prior to the vote being taken. Any shareholder who has executed a proxy but who is present at the continuation of the special meeting on August 3, 2007, and who wishes to vote in person on the Proposals may do so by revoking his or her proxy in writing at the continuation of the special meeting. A failure to vote has the same effect as a vote against the proposal to amend the Restated Articles of Incorporation, and has no effect on the proposal to approve the issuance of shares pursuant to the private placement. Any shareholder who held shares through their broker, bank or other custodian at the close of business on June 4, 2007, should contact such custodian to receive proxy materials and vote their shares.

Additional Information

In connection with the proposals, on June 7, 2007, Carrington filed a definitive proxy statement and related documents with the Securities and Exchange Commission (the "SEC"). In addition, on June 15, 2007, Carrington filed certain additional definitive proxy materials with the SEC in connection with the proposals. We urge shareholders to carefully read the proxy statement and related documents because they contain important information about the proposals. Copies of the definitive proxy statement and related documents are available free of charge on the SEC's website at http://www.sec.gov. A shareholder who wishes to receive a copy of the definitive proxy materials, without charge, should submit this request to Carrington's proxy solicitor, The Altman Group, by calling 1-800-217-0538.

About Carrington

Carrington Laboratories, Inc. is an ISO 9001-certified, research-based, biopharmaceutical and consumer products company currently utilizing naturally-occurring complex carbohydrates to manufacture and market products for mucositis, radiation dermatitis, wound and oral care, as well as to manufacture and market the nutraceutical raw material Manapol® and cosmetic raw material Hydrapol™. Carrington also manufactures and markets consumer products and manufactures quality products for other companies. Manufacturing operations comply with cGMP standards. Carrington's DelSite Biotechnologies subsidiary is developing its proprietary GelSite® technology designed to provide controlled release of peptide and protein-based drugs. Carrington's technology is protected by more than 130 patents in 26 countries. Select products carry the CE mark, recognized by more than 20 countries around the world. For more information, visit www.carringtonlabs.com.

Certain statements in this release concerning Carrington may be forward-looking. Actual events will be dependent upon a number of factors and risks including, but not limited to: subsequent changes in plans by the Company's management; delays or problems in formulation, manufacturing, distribution, production and/or launch of new finished products; changes in the regulatory process; changes in market trends; and a number of other factors and risks described from time to time in the Company's filings with the Securities & Exchange Commission, including the Form 10-Q, filed May 15, 2007.